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                                                                    Exhibit 23.2


                         Independent Auditors' Consent


We consent to the incorporation by reference in this Registration Statement of Southern California Gas Company on Form S-3 of our report dated January 26, 2001 (February 27, 2001 as to Note 3) appearing in the Annual Report on Form 10-K of Southern California Gas Company for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP

San Diego, California
September 28, 2001